 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1999

                                                REGISTRATION NO. 333-08369
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                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549
                                --------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO

                                 FORM S-3

                          REGISTRATION STATEMENT

                                  UNDER

                        THE SECURITIES ACT OF 1933
                                --------------

                  UNITED PARCEL SERVICE OF AMERICA, INC.

          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------

                  DELAWARE                                       95-1732075
       (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)

    55 GLENLAKE PARKWAY, N.E., ATLANTA, GEORGIA 30328, (404) 828-6000

  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                             ROBERT J. CLANIN
                    UNITED PARCEL SERVICE OF AMERICA, INC.
                           55 GLENLAKE PARKWAY, N.E.
                            ATLANTA, GEORGIA 30328
                                (404) 828-6000

        (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                  COPIES TO:

           HARRISON D. MAAS, ESQ.                         NORMAN D. SLONAKER, ESQ.
           DANIEL O. KENNEDY, ESQ.                       ROBERT J. DONATUCCI, ESQ.
              HUNTON & WILLIAMS                               BROWN & WOOD LLP
        NATIONSBANK PLAZA, SUITE 4100                      ONE WORLD TRADE CENTER
         600 PEACHTREE STREET, N.E.                       NEW YORK, NEW YORK 10048
           ATLANTA, GEORGIA 30308                              (212) 839-5300
               (404) 888-4000

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM  PROPOSED MAXIMUM
         TITLE OF SECURITIES             AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
           TO BE REGISTERED             REGISTERED(/1/)      PER UNIT       OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Debt Securities.......................  $1,700,000,000       100%(/2/)      $1,700,000,000   $472,600.00(/3/)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) The initial public offering price of any Debt Security denominated in any foreign currency or composite currencies shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such debt securities are first offered. For debt securities with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.
(2)  Estimated solely for the purpose of computing the registration fee.

(3) Amount reflects the registration fee for an increase of $1,700,000,000 in the debt securities to be registered. The initial Registration Statement on Form S-3 (Registration No. 333-08369) filed with the Commission on July 18, 1996 registered $300,000,000 of debt securities, for which a filing fee of $103,448.28 was paid. The total amount of debt securities to be registered is $2,000,000,000.
                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 26, 1999

                                PROSPECTUS

                                  [LOGO]

--------------------------------------------------------------------------------

                     UNITED PARCEL SERVICE OF AMERICA, INC.

                              $2,000,000,000

                              DEBT SECURITIES

                                  -----------

  United Parcel Service of America, Inc., a Delaware corporation ("UPS" or the "Company"), intends to issue from time to time, in one or more series, senior unsecured debt securities (the "Debt Securities") with an aggregate initial offering price not to exceed $2,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

  The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity or maturities, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal, premium or interest on such Debt Securities to be determined by reference to the value, rate or price of one or more specified indices, formulas or other methods.

  The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this prospectus is delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                                  -----------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROSPECTUS IS                    , 1999.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; as well as at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. For additional information about the Commission's public reference rooms, please call the Commission at 800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The Company's Common Stock is not listed on a national securities exchange or traded in the organized over-the-counter markets.

  This Prospectus constitutes a part of a Registration Statement (Registration No. 333-08369) filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Debt Securities offered hereby (together with all amendments and exhibits, the "Registration Statement"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part hereof: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and the Company's Current Report on Form 8-K filed March 4, 1998.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act ("Exchange Act Documents") after January 26, 1999 and prior to effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this Prospectus. Exchange Act Documents filed subsequent to the date of this Prospectus are incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this Prospectus, other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates. Requests for copies of such documents should be directed to Joseph R. Moderow, Senior Vice President and Secretary, United Parcel Service of America, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia, 30328, telephone number (404) 828-6000.

                               ----------------

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars,"
                      "U.S. dollars," or "U.S. $1").

                               ----------------

                                  THE COMPANY

  United Parcel Service of America, Inc., through its subsidiaries, provides specialized transportation and logistics services, primarily through the pickup and delivery of packages and documents. Service is offered throughout the United States and over 200 other countries and territories around the globe. In terms of both revenue and volume, UPS is the largest package distribution company in the world, with revenues of over $22 billion in 1997 generated by the delivery of more than three billion packages and documents. UPS provides a daily pickup service for approximately 1.6 million customers.

  With minor exceptions, UPS Common Stock, $.10 par value per share (the "Common Stock"), is owned by or held for the benefit of its active employees and their families, former employees and their estates or heirs, charitable foundations established by UPS founders and their family members or by other charitable organizations that acquired their stock by donations from shareowners. UPS Common Stock is not listed on a national securities exchange or traded in the organized over-the-counter markets. When used herein, the terms "UPS" and the "Company" refer to United Parcel Service of America, Inc., a Delaware corporation, and its subsidiaries. The address and telephone number of the Company's principal executive offices are 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone number (404) 828-6000.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                        YEAR ENDED DECEMBER 31,    NINE MONTHS
                                        ------------------------      ENDED
                                        1993 1994 1995 1996 1997  SEPT. 30, 1998
                                        ---- ---- ---- ---- ---- ---------------
Ratio of Earnings to
 Fixed Charges (1)..................... 9.4  9.1  7.6  8.2  4.9        8.7

--------

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings is defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt expense and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

                                USE OF PROCEEDS

  Unless otherwise stated in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities offered hereby will be used for general corporate purposes, including the Company's working capital needs, the funding of investments in, or extensions of credit to, the Company's operating subsidiaries, possible acquisitions and investments in joint ventures and the possible reduction of outstanding indebtedness. Pending such use, UPS may temporarily invest the net proceeds in investment grade securities.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, dated as of January 26, 1999 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

  The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

  The term "Securities," as used under this caption, refers to all Securities issued under the Indenture, including the Debt Securities.

GENERAL

  The Indenture provides that Securities in separate series may be issued thereunder from time to time, without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Securities of any series. (Section 3.01) The Securities are to have such terms and provisions that are not inconsistent with the Indenture, including terms as to maturity, principal and interest as the Company may determine. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The provisions of the Indenture described below provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of a series of Securities and issue additional Securities of such series.

  The applicable Prospectus Supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe certain of the following terms, as applicable, of such Securities:

    (a) the title of the Securities of the series;

    (b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under the Indenture;

    (c) the person or entity to whom any interest on the Securities of the series will be payable;

    (d) the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on any Securities of the series will be payable;

    (e) the rate or rates at which any Securities of the series will bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for any such interest payable on any interest payment date;

    (f) the place or places where the principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on any Securities of the series will be payable;

    (g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a resolution by the Company's Board of Directors or Executive Committee thereof, the manner in which any election by the Company to redeem the Securities will be evidenced;

    (h) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder of the Securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation and any provisions for the remarketing of any Securities;

    (i) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series will be issuable;

    (j) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

    (k) if other than the currency of the United States of America, the currency, currencies or composite currencies in which the principal of or any premium or interest on any Securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

    (l) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or composite currencies other than that or those in which such Securities are stated to be payable, the currency, currencies or composite currencies in which the principal of or interest on such Securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

    (m) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which will be payable upon declaration of acceleration of the maturity thereof;

    (n) if the principal amount payable at the stated maturity of any Securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity;

    (o) if applicable, that the Securities of the series, in whole or any specified part, will be defeasible and that certain covenants of the Company will be defeasible and, if other than by a resolution of the Board of Directors or Executive Committee thereof, the manner in which any election by the Company to defease such Securities or covenants will be evidenced;

    (p) if applicable, that any Securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositories for such global securities, the form of any legend or legends which will be borne by any such global security and any circumstances in which any such global security may be exchanged in whole or in part for Securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons or entities other than a depository for such global security;

    (q) whether, and the terms and conditions relating to when, the Company may satisfy certain of its obligations with respect to such Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders thereof principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on any Securities;

    (r) any addition to or change in the events of default which applies to any Securities of the series and any change in the right of the trustee or the requisite holders of such Securities to declare the principal amount thereof due and payable;

    (s) any addition to or change in the covenants which apply to Securities of the series;

    (t) the terms and conditions pursuant to which the Securities may be converted into or exchanged for other debt securities of the Company;

    (u) terms with respect to book-entry procedures; and

    (v) any other terms of the Securities of the series, which terms will not otherwise be inconsistent with the Indenture and as authorized and approved by the Company.

  Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

  The Securities of each series will be issuable only in registered form, without coupons and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 3.02)

  At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities of each series will be exchangeable for other Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 3.05)

  Subject to the terms of the Indenture and the limitations applicable to Global Securities, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 3.05) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. (Section 10.02)

  If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part. (Section 3.05)

GLOBAL SECURITIES

  Some or all of the Securities of any series may be represented, in whole or in part, by one or more Global Securities that have an aggregate principal amount equal to that of the Securities represented thereby. Each Global Security will be registered in the name of The Depository Trust Company, New York, New York (the "Depository") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with the Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture. Unless otherwise described in the Prospectus Supplement relating to each series, the Securities of each series offered, sold or delivered in the United States will be issued in the form of one or more fully-registered global notes which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee.

  The Depository has advised us as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the underwriters for such Securities), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

  Unless otherwise provided in the applicable Prospectus Supplement, payments of principal, any premium or interest on or related to the Securities of each series registered in the name of the Depository's nominee will be made by the Trustee to the Depository's nominee as the registered owner of the Global Security. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Securities of each series are registered as the owners of such Securities for the purpose of receiving payment of principal, any premium or interest on the Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor the Paying Agent has any direct responsibility or liability for the payment of the principal, any premium or interest on the Securities to owners of beneficial interests in a Global Security. The Depository has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal, any premium, or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Security as shown on the records of the Depository.

  Notwithstanding any provision of the Indenture or any Security described herein, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or any nominee of the Depository unless (i) the Depository has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depository may direct. (Sections 2.04 and 3.05)

  As long as the Depository, or its nominee, is the registered Holder of a Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Indenture. All payments and deliveries of principal of and any premium, Maturity Consideration and interest on a Global Security will be made to the Depository or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

  Ownership of beneficial interests in a Global Security will be limited to Participants and to persons that may hold beneficial interests through Participants. In connection with the issuance of any Global Security, the Depository will credit, on its book entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its Participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depository from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depository's or any Participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a Global Security will trade in the Depository's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depository to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

  The Depository has advised the Company that its management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". The Depository has informed direct and indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they related to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within the Depository ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depository's plan include a testing phase, which is expected to be completed within appropriate time frames.

  However, the Depository's ability to perform properly its services is also dependent upon other parties, including without limitation, issuers and their agents, as well as the Depository's direct and indirect Participants, and third party vendors from whom the Depository licenses software and hardware, and third party vendors on whom the Depository relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depository has informed the Industry that it has contacted (and will continue to contact) third party vendors from whom the Depository acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant, and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depository is in the process of developing such contingency plans as it deems appropriate.

  According to the Depository, the information in the preceding two paragraphs has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 3.07)

  Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium, Maturity Consideration and interest on the Securities of a particular series (other than a Global Security) will be payable or deliverable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in

The City of New York will be designated as the Company's sole Paying Agent for payments and deliveries with respect to Securities of each series. Any other Paying Agents initially designated by the Company for the Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Securities of a particular series. (Section 10.02)

  All consideration paid or delivered by the Company to a Paying Agent for the payment or delivery of the principal of or any premium, Maturity Consideration or interest on any Security which remain unclaimed at the end of two years after such principal, premium, Maturity Consideration or interest has become due and payable or deliverable will be repaid to the Company, and the Holder of such Security thereafter, as an unsecured general creditor, may look only to the Company for payment or delivery thereof. (Section 10.03)

CERTAIN COVENANTS OF THE COMPANY

 Limitation on Secured Indebtedness

  The Company will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Securities shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to (a) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by the Company after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06)

 Limitation on Sale and Lease-Back Transactions

  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary, and (iii) the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) such Secured Indebtedness) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to the Company or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction is applied to the retirement of Funded Debt of the Company or any Restricted Subsidiaries (other than Funded Debt which is subordinate to the Securities or which is owing to the Company or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction. (Section 10.07)

 Consolidation, Merger and Sale of Assets

  The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to any Person unless:

    (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, or lease, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, in form satisfactory to the Trustee, the due and punctual payment or delivery of the Maturity Consideration and interest on all the Securities and the performance of every covenant herein on the part of the Company to be performed or observed;

    (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

    (c) the Company or such Person has delivered to the Trustee an Officer's Certificate and an opinion of counsel (as to which opinion, counsel may rely on the Officer's Certificate as to factual matters), each stating that such consolidation, merger, conveyance, transfer or lease comply with the foregoing this covenant and that all conditions precedent therein provided for in the Indenture, or relating to, such transaction have been complied with.

  Upon any such consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, the successor Person formed by such consolidation, or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Securities and the Indenture with the same effect as if such successor had been named as the Company therein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities. (Sections 8.01 and 8.02)

 Definitions of Certain Terms


  "Attributable Debt" means, as of the date of its determination, the present value (discounted semiannually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

  "Board of Directors" means either the board of directors of the Company or committee of that board duly authorized to act for it in respect hereof.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles, and, for the purposes of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles.

  "Consolidated Net Tangible Assets" means at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and the Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) Intangible Assets.

  "Funded Debt" means any indebtedness maturing by its terms more than one year from the date of the issuance thereof, including any indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the original issuance thereof.

  "Indebtedness" means (a) any liability of any Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to a Capitalized Lease Obligation, or (4) for Interest Rate Protection Obligations; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(a) and (b) above.

  "Intangible Assets" means at any date the value (net of any applicable reserves), as shown on or reflected in the most recently prepared consolidated balance sheet of the Company, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and
(iv) unamortized debt discount and expense, less unamortized premium.

  "Interest Rate Protection Obligations" of any Person means the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

  "Liens" means any mortgage, lien, pledge, security interest, charge or encumbrance.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

  "Principal Property" means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any products marketed by the Company or any Subsidiary) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to the Company or any Restricted Subsidiary, (b) is located within the United States and (c) has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of such facility or a "related Person" as those terms are used in

Section 103 of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to the provisions of Section 103 of the Code (or any similar provision hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility that the Board of Directors may by Board Resolution declare is not of material importance to the Company and the Restricted Subsidiaries taken as a whole and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than the Company and any Subsidiary and in which the interest of the Company and all Subsidiaries does not exceed 50%.

  "Restricted Securities" means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

  "Restricted Subsidiary" means (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any Principal Property, and (iii) in which the investment of the Company and all other Subsidiaries exceeds 0.50% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term "Restricted Subsidiary" shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of the Company and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which, but for this proviso, would qualify as Principal Property or (B) any Subsidiary acquired or organized after January 26, 1999, for the purpose of acquiring the stock or business or assets of any Person other than the Company or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; and (b) any other Subsidiary which is hereafter designated by the Board of Directors as a Restricted Subsidiary.

  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

  "Secured Indebtedness" means (a) Indebtedness of the Company or a Restricted Subsidiary which is secured by any Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of the Company or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but "Secured Indebtedness" shall not include any of the following:

    (i) Indebtedness of the Company and the Restricted Subsidiaries outstanding on January 26, 1999, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

    (ii) Indebtedness which is secured by (A) purchase money Liens upon Principal Property acquired after January 26, 1999 or (B) Liens placed on Principal Property after January 26, 1999, during construction or improvement thereof (including any improvements on property which will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after January 26, 1999, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or

  Restricted Securities acquired after January 26, 1999, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property so acquired or the Principal Property, or portion thereof, on which the property so constructed or such improvement is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien or agreement exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition, construction or improvement will be considered to be "Secured Indebtedness;"

    (iii) Indebtedness which is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by the Company or a Restricted Subsidiary;

    (iv) Indebtedness of Restricted Subsidiaries owing to the Company or any other Restricted Subsidiary and Indebtedness of the Company owing to any Restricted Subsidiary;

    (v) In the case of any corporation which becomes (by any manner whatsoever) a Restricted Subsidiary after January 26, 1999, Indebtedness which is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens exist at the time such corporation becomes a Restricted Subsidiary;

    (vi) Guarantees by the Company of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of the Company and any other Restricted Subsidiaries;

    (vii) Indebtedness arising from any Sale and Leaseback Transaction;

    (viii) Indebtedness secured by Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition or construction will be considered to be "Secured Indebtedness";

    (ix) Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

    (x) The replacement, extension or renewal (or successive replacements, extensions or renewals) of any Indebtedness (in whole or in part) excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through
  (ix) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Indebtedness will extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Indebtedness so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided further, however, that to the extent that such replacement, extension or renewal increases the principal amount of Indebtedness secured by such Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (i) through (ix) above, the amount of such increase or excess will be considered to be "Secured Indebtedness."

  In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of "Secured Indebtedness" as that term is used in the Indenture.

  "Subsidiary" means any corporation of which, at the time of determination, the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock.

  "Wholly owned," when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock is owned by the Company or by one or more wholly owned Subsidiaries.

  "Voting Stock," when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

EVENTS OF DEFAULT

  The Indenture defines an Event of Default with respect to any series of Securities as being any one of the following events: (a) default in the payment of any interest on the Securities of that series when due, and the continuance of such default for a period of 30 days; (b) default in the delivery or payment of the Maturity Consideration on the Securities of that series at the date on which such principal becomes due and payable as provided in the Security or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise; (c) default in the deposit of any sinking fund payment, when and as due on the Securities of that series; (d) default in the performance or breach of any covenant or warranty of the Company under the Indenture (other than a covenant or warranty a default in performance or breach of which is specifically dealt with in the Indenture) and the continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; or (e) certain events involving bankruptcy, insolvency or reorganization of the Company. (Section 5.01)

  The Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to the Securities of any series, other than an Event of Default involving bankruptcy, insolvency or reorganization, either the Trustee or the Holders of 25% in principal amount, or if such Securities are not payable at Maturity for a fixed principal amount, 25% of the aggregate issue price, of the Outstanding Securities of that series (each series acting as a separate class) may declare the principal of the Securities of that series, or such other amount or property, as may be provided for in the Securities of that series, to be due and payable. If an Event of Default described in clause (e) above with respect to the Securities of any series at the time outstanding shall occur, the principal amount of all the Securities of that series, or such other amount or property, as may be provided for in the Securities of that series, (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. (Section 5.02). The Holders of not less than a majority in aggregate principal amount of the Securities of a series may, on behalf of all Holders of Securities of such series, waive any past default under the Indenture with respect to the Securities of such series, except a default (a) in the delivery or payment of the Maturity Consideration or interest on any Security of such series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of the affected series. (Section 5.13)

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or discretion of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 5.12)

  No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series,
(ii) the Holders of at least 25% in aggregate principal amount, or if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series have made written request to the Trustee to institute such proceeding as trustee (iii) the Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 5.07) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of delivery or payment of the Maturity Consideration relating to, or interest on, such Security on or after the applicable due date specified in such Security. (Section 5.08)

  The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 10.04)

DEFEASANCE AND COVENANT DEFEASANCE

  If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of
Section 13.02 of the Indenture, relating to defeasance and discharge of indebtedness, or Section 13.03 of the Indenture, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Securities of any series, or to any specified part of a series. (Section 13.01)

 Defeasance and Discharge

  The Indenture provides that, upon the Company's exercise of its option to have Section 13.02 of the Indenture apply to any Securities, the Company will be deemed to have been discharged from all its obligations with respect to such Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

 Defeasance of Certain Covenants

  The Indenture provides that, upon the Company's exercise of its option to have Section 13.03 of the Indenture apply to any Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Certain Covenants of the Company," any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated

Maturities in accordance with the terms of the Indenture and such Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Securities and such Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 13.03 and 13.04)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Securities or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided that any such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the Holders of any Outstanding series of Securities in any material respect. (Section 9.01)

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of each series affected thereby, except that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the Maturity Consideration or any installment of Maturity Consideration or interest on, any Security, (b) reduce the principal amount of or reduce the amount or change the type of Maturity Consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of Maturity Consideration of an Original Issue Discount Security or any other Security which would be due and deliverable or payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default, of any Security, (c) change the Place of Payment where, or the coin or currency in which, any Maturity Consideration or interest on any Security are deliverable or payable, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (e) reduce the percentage in principal amount or aggregate issue price, as the case may be, of Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (f) modify the requirements contained in the Indenture for consent to or approval of certain matters except to increase any percentage for such consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security affected thereby. (Section 9.02)

  A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has been expressly included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series. Section 9.02

  The Holders of a majority in aggregate principal amount of the Outstanding Securities of a series may, on behalf of the Holders of all the Securities of such series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 10.08)

NOTICES

  Notices to Holders of Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 1.06)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the absolute owner thereof for the purpose of making payment and for all other purposes. (Section 3.08)

GOVERNING LAW

  The Indenture and the Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

REGARDING THE TRUSTEE

  Citibank, N.A. is the Trustee under the Indenture. The Company has other customary banking relationships with Citibank, N.A. in the ordinary course of business.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Debt Securities (the "Offered Debt Securities") will be named in an applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Offered Debt Securities in exchange for one or more of its outstanding issues of debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Debt Securities for whom they may act as agent. Underwriters may sell Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

  If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Debt Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  All Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Debt Securities.

  Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Offered Debt Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Offered Debt Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Offered Debt Securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                      VALIDITY OF OFFERED DEBT SECURITIES

  The validity of the Debt Securities will be passed upon for the Company by Hunton & Williams, Atlanta, Georgia. Certain legal matters in connection with the Debt Securities will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Securities and Exchange Commission registration fee................ $576,048
   Printing and engraving fee.........................................   75,000
   Accounting fees and expense........................................   50,000
   Legal fees and expenses............................................  100,000
   Rating agencies' fees..............................................   60,000
   Blue Sky fees and expenses.........................................   10,000
   Trustee's fees and expenses........................................   25,000
   Miscellaneous......................................................   28,952
                                                                       --------
       Total.......................................................... $925,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

  The Restated Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (or is or was serving at the request of the Company as director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Company to recover the amount of an unpaid claim, the Company is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Company. The Certificate of Incorporation further provides that an officer or director may (thirty days after a written claim has been received by the Company) bring suit against the Company to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Certificate of

Incorporation also provides that the rights conferred thereby, are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by the Company the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Company by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Certificate of Incorporation or otherwise.

ITEM 16. EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

   EXHIBIT
     NO.   DESCRIPTION
   ------- -----------
    1      --Form of Underwriting Agreement
    4.1    --Form of Indenture
    5.1    --Opinion of Hunton & Williams
   12.1    --Calculation of Ratio of Earnings to Fixed Charges
   23.3    --Consent of Deloitte & Touche LLP
   23.4    --Consent of Hunton & Williams (included in Exhibit 5)
   24.1    --Power of Attorney (included on the first signature page hereto)
   25.1    --Statement of Eligibility of Trustee on Form T-1

ITEM 17. UNDERTAKINGS.

  (a) The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (i) The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on this 26th day of January, 1999.

                                          UNITED PARCEL SERVICE OF AMERICA,
                                           INC.

                                          By: /s/ Robert J. Clanin

                                            _______________________________
                                                     Robert J. Clanin
                                               Senior Vice President, Chief
                                             Financial Officer, Treasurer and
                                                         Director

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ROBERT J. CLANIN and JOSEPH R. MODEROW, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 26th day of January, 1999.

                   SIGNATURE                                      TITLE
                   ---------                                      -----
                /s/ John W. Alden               Vice Chairman of the Board,
 _____________________________________________  Senior Vice President and Director
                 John W. Alden
                                                Director
 _____________________________________________
             William H. Brown, III
              /s/ Robert J. Clanin              Senior Vice President, Chief Financial
 _____________________________________________  Officer, Treasurer and Director
                Robert J. Clanin                (Principal Financial and Accounting
                                                Officer)
              /s/ Michael L. Eskew              Senior Vice President and Director
 _____________________________________________
                Michael L. Eskew
               /s/ James P. Kelly               Chairman of the Board, Chief Executive
 _____________________________________________  Officer and Director (Principal
                 James P. Kelly                 Executive Officer)
                                                Director
 _____________________________________________
                Ann M. Livermore

                   SIGNATURE                                      TITLE
                   ---------                                      -----
                                                Director
 _____________________________________________
               Gary E. MacDougal
              /s/ Joseph R. Moderow             Senior Vice President, Secretary and
 _____________________________________________  Director
               Joseph R. Moderow
                                                Director
 _____________________________________________
                 Kent C. Nelson
                                                Director
 _____________________________________________
                Victor A. Pelson
                                                Director
 _____________________________________________
                 John W. Rogers
             /s/ Charles L. Schaffer            Senior Vice President, Chief Operating
 _____________________________________________  Officer and Director
              Charles L. Schaffer
               /s/ Lea N. Soupata               Senior Vice President and Director
 _____________________________________________
                 Lea N. Soupata
                                                Director
 _____________________________________________
                Robert M. Teeter
            /s/ Thomas H. Weidemeyer            Senior Vice President and Director
 _____________________________________________
              Thomas H. Weidemeyer

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
   1     --Form of Underwriting Agreement
   4.1   --Form of Indenture
   5.1   --Opinion of Hunton & Williams
  12.1   --Calculation of Ratio of Earnings to Fixed Charges
  23.3   --Consent of Deloitte & Touche LLP
  23.4   --Consent of Hunton & Williams (included in Exhibit 5)
  24.1   --Power of Attorney (included on the first signature page hereto)
  25.1   --Statement of Eligibility of Trustee on Form T-1
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